UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

Orbital ATK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of the Orbital ATK, Inc. 2015 Stock Incentive Plan

On August 5, 2015, Orbital ATK, Inc. (“Orbital ATK” or the “Company”) held its 2015 Annual Meeting of Stockholders, at which the Company’s stockholders approved the Orbital ATK, Inc. 2015 Stock Incentive Plan (the “Plan”). The Plan had previously been approved by Orbital ATK’s Board of Directors on May 5, 2015, subject to stockholder approval. The Plan provides for the grant of stock-based awards to employees, officers and non-employee directors of Orbital ATK as determined by the Compensation and Human Resources Committee of Orbital ATK’s Board of Directors.

A description of the Plan is set forth under “Proposal 3 – Approval of Orbital ATK, Inc. 2015 Stock Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 24, 2015, and is incorporated herein by reference.

The Plan is included in this report as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Orbital ATK held its Annual Meeting of Stockholders on August 5, 2015. The stockholders voted upon the following proposals: (1) election of 16 directors, (2) advisory vote to approve executive compensation, (3) approval of the Orbital ATK, Inc. 2015 Stock Incentive Plan, and (4) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal period ending December 31, 2015. The final voting results are set forth below.

Proposal 1:  Election of Directors. The 16 nominees for election to the Board of Directors were elected to serve until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Kevin P. Chilton	47,411,935	235,419	249,549	6,724,209

Roxanne J. Decyk	46,815,409	704,081	377,413	6,724,209

Mark W. DeYoung	47,169,561	473,866	253,476	6,724,209

Martin C. Faga	46,887,906	735,370	273,627	6,724,209

Lennard A. Fisk	47,278,177	238,027	380,699	6,724,209

Ronald R. Fogleman	45,383,090	754,281	1,759,532	6,724,209

Robert M. Hanisee	47,268,876	240,109	387,918	6,724,209

Ronald T. Kadish	47,395,806	248,858	252,239	6,724,209

Tig H. Krekel	47,254,448	269,143	373,312	6,724,209

Douglas L. Maine	47,298,229	228,371	370,303	6,724,209

Roman Martinez IV	47,175,375	281,674	439,854	6,724,209

Janice I. Obuchowski	47,050,267	463,485	383,151	6,724,209

James G. Roche	47,365,654	267,041	264,208	6,724,209

Harrison H. Schmitt	44,290,939	2,734,361	871,603	6,724,209

David W. Thompson	47,428,747	233,428	234,728	6,724,209

Scott L. Webster	46,944,616	689,084	263,203	6,724,209

Proposal 2:  Advisory Vote to Approve Executive Compensation. The compensation of Orbital ATK’s “named executive officers,” as disclosed in the Company’s proxy statement dated June 24, 2015, was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
46,267,108	1,373,849	255,946	6,724,209

Proposal 3:  Approval of the Orbital ATK, Inc. 2015 Stock Incentive Plan. The Orbital ATK, Inc. 2015 Stock Incentive Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
45,725,435	1,981,365	190,103	6,724,209

Proposal 4:  Ratification of Appointment of Independent Registered Accounting Firm. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Orbital ATK’s independent registered public accounting firm for the fiscal period ending December 31, 2015 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
53,921,581	502,166	197,365	—

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Orbital ATK, Inc. 2015 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-206123) filed August 5, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

By: /s/ Thomas E. McCabe

Name: Thomas E. McCabe
Title: Senior Vice President, General
Counsel and Secretary

Date: August 5, 2015